Exhibit 31.1

Chief Executive Officer Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Arlen D. Nordhagen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of National Storage Affiliates Trust; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 4, 2019

By:	/s/ Arlen D. Nordhagen
Arlen D. Nordhagen
Chairman of the Board of Trustees and Chief Executive Officer